EXHIBIT 10.26

- CONVENIENCE TRANSLATION FROM HEBREW -

Agreement

Singed and entered into in Tel Aviv this __ day of ________, 2010

By and Between

BioCancell Therapeutics Inc. (the “Company”)

And

Clal Finance Batucha Investment Management Ltd. (“Clal Batucha”)

WHEREAS, during the fourth quarter of 2010, the Company intends to publish a shelf offering report in Israel, according to which the Company shall offer to the public units comprising of (i) shares of common stock of the Company; (ii) series 3 warrants; and (iii) series 4 warrants (the “Units” and the “Offering”, respectively)

WHEREAS, the Company wishes to appoint Clal Batucha, a member of the Tel Aviv Stock Exchange (the “TASE”), as the offering coordinator (the “Offering Coordinator”).

NOW, THEREFORE, in consideration of the mutual undertakings and promises herein, the parties hereto hereby agree as follows:

1.
Clal Batucha shall provide the Company with coordination services in relation to the offering (the “Offering Coordination Services”) in accordance with the terms of the Company’s Shelf Prospectus dated October 28, 2009 (the “Shelf Prospectus”), including the terms of the shelf offering report the Company intends to publish (the “Shelf Offering Report”). Clal Batucha hereby declares, that no provision of any law, regulation or agreement prohibits it from entering into this agreement with the Company and that it meets all provisions, and has obtained all authorizations, licenses etc. required under law, in order to provide the Company with such Offering Coordination Services, and that it has all the required skill, experience, knowledge and expertise required for this purpose.

As part of the Offering Coordination Services, all funds payable for orders to purchase Units (submitted by entities authorized to submit orders to purchase Units, as were accepted by the Company, in whole or in part (the “Offering Consideration”)) shall be deposited in a special escrow account, under the name of Clal Batucha in a banking institution (the “Escrow Account”).

The Offering Consideration shall be held by Clal Batucha, in the Escrow Account, for the benefit of the investors, and shall be released to the Company in exchange for the allocation to the Offering Coordinator, through the nominee company, of those securities underlying the Units for which orders have been accepted, in whole or in part, and for which consideration has been fully paid. The allocation of the abovementioned securities shall be done by the delivering of allocation letters to the nominee company with respect to the abovementioned warrants and shares of common stock.

2.
In consideration of the Offering Coordination Services, Clal Batucha shall be eligible for a sum of NIS 28,000 (the “Clal Consideration”), to be paid no later than 3 days after the receipt of the Offering Consideration. For avoidance of doubt, it is hereby clarified that if the offering is not be effected, for any reason whatsoever, including but not limited to the election of the Company, Clal Batucha shall not be entitled to any compensation, reimbursement of expenses or payments of any kind, in lieu of any services or actions performed.

3.
The Company hereby undertakes to compensate and indemnify Clal Batucha upon its demand in any case in which lawsuits or legal or administrative proceedings of any kind are initiated against Clal Batucha, or in any case claims or demands of any kind arise against it, which impose direct damages, expenses and/or payments of any kind on Clal Batucha, that directly relate to its capacity as Offering Coordinator; so long as the cause of action of the abovementioned legal or administrative proceedings and/or claims or demands arises from an act or an omission on the part of the Company in contradiction to the terms of the Shelf Offering Report or in violation of the law. In addition and without derogating from the aforementioned, the Company hereby undertakes to indemnify Clal Batucha upon its demand against all direct expenses and damages that may arise as a result of any legal proceedings initiated against it by any third party, which relate to its capacity as Offering Coordinator, as specified in the Shelf Offering Report, so long as the cause of action arises directly as a result of an act or omission on the part of the Company, that is in contradiction to the terms of the Shelf Offering Report or in violation of the law, provided that Clal Batucha has informed the Company of any such claim or demand as soon as Clal Batucha becomes aware of such claim or demand.

Additionally, Clal Batucha is entitled to demand of the Company, and the Company shall have the right, to act as defendant on behalf of Clal Batucha, in respect of any third party liability that relates to, or arises from, the offering.

4.
For the avoidance of doubt, it is hereby clarified that unless otherwise described in the Shelf Offering Report or in the Shelf Prospectus in relation to Clal Batucha’s role as Offering Coordinator, Clal Batucha is not responsible for the truthfulness of the content of the Shelf Offering Report or the Shelf Prospectus, as published by the Company, and to the information disclosed or omitted by the Company in such documents.

5.
Clal Batucha’s undertaking to serve as the Offering Coordinator shall expire upon the earlier to occur of: (i) the clearing of the securities underlying the Units in the Offering for which orders have been accepted, in whole or in part, and for which consideration has been fully paid; or (ii) the date the offering is cancelled.

6.	No act of or omission by either of the parties shall be construed as a waiver of any of the rights under this agreement or any law, unless such wavier is explicit and made in writing.

7.	This agreement shall constitute the full agreement between the parties and shall supersede any and all prior agreements and understandings relating thereto.

8.
This agreement shall be governed by and construed under the laws of the State of Israel without reference to principles and laws relating to the conflict of laws. The competent court of Tel-Aviv-Jaffa in Israel shall have exclusive jurisdiction with respect to any dispute and action arising under or in relation to this agreement.

9.	All amendments to this agreement shall be made in writing with the mutual consent of both parties.

IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.

Clal Finance Batucha Investment Management Ltd. Name: Title:	BioCancell Therapeutics Inc. Name: Title: